                                           Exhibit 11
                 Statement Re: Computation of Per Share Earnings

                                                              Nine Months Ended           Three Months Ended
                                                              September 30, 1996          September 30, 1996
                                                                           Fully                       Fully
                                                            Primary       Diluted       Primary       Diluted
Weighted Average Shares Outstanding .....................  10,211,249    10,211,249    10,322,972    10,322,972

Common Stock Equivalents:
           Options ......................................     619,757       736,654       607,698       612,872
           Warrants .....................................      65,243        65,243        62,771        62,771

Other Dilutive Securities:
7.25% notes .............................................                     5,428                       1,306
9% Senior convertible notes .............................                 2,875,000                   2,875,000
                                                          -----------   -----------   -----------   -----------

                                                           10,896,249    13,893,574    10,993,441    13,874,921
                                                          ===========   ===========   ===========   ===========


Net Income Applicable to Common Stock ................... $ 8,297,842   $ 8,297,842   $ 4,747,832   $ 4,747,832

Interest expense addback 9% senior convertible notes ....                 1,942,397                     652,192
                                                          -----------   -----------   -----------   -----------

                                                          $ 8,297,847   $10,240,239   $ 4,747,833   $ 5,400,024
                                                          ===========   ===========   ===========   ===========

Per Share Earnings  ..................................... $      0.76   $      0.74   $      0.43   $      0.39
                                                          ===========   ===========   ===========   ===========